EXHIBIT 99.1

BioAdaptives, Inc. Letter to Shareholders

Regarding the Reverse Stock Split

LAS VEGAS, Oct. 29, 2024 (GLOBE NEWSWIRE) -- via IBN -- Due to a website maintenance error, a draft of a letter to BioAdaptives® shareholders was made available on the BioAdaptives® website. While the timing was unfortunate, it raised awareness of an upcoming event critical for the long-term health of BioAdaptives®.

On Jan. 1, 2020, BioAdaptives® had 18,576,379 shares of common stock issued and outstanding. Then, stock was traded for funding to raise money to develop business plans, with the money spent on those plans. Unfortunately, the plans did not work, and the process was repeated until the quarterly report ending June 30, 2024, showed 1,231,728,974 common shares issued and outstanding without increasing revenue. That is roughly a 6,530% increase in shares in less than five years without success in the business plan. For BioAdaptives Inc. to reach just $1.00 per share, the market would have to view BioAdaptives as a $1,213,728,974 company. That number of shares guarantees the stock will remain in the sub-penny range.

Why is BioAdaptives® planning a reverse stock split?

When the new management took over, it was mutually agreed with past management that a new direction and a reverse split were needed. There was no sense in completing a reverse split until an achievable plan was in place that allowed the company to grow and have substance. Over the next few weeks and months, several outstanding products will be brought to market, and we expect BioAdaptives® to soon see increased revenue followed by profitability. The new CEO, James Keener, has a history of turning around underperforming companies. He stopped everything and changed direction to turn BioAdaptives® around. He moved because he is committed to making BioAdaptives® a genuine company with meaningful revenue, profits and share price.

The new product line has solid science behind it and high efficacy. We  will soon be producing new offerings as we fill out our lines of human and animal products.

The marketing plan for our new products is much more comprehensive, with new distribution channels and standout packaging. This reverse is just one crucial step to turning around an underperforming company.

About BioAdaptives

BioAdaptives, Inc. develops and distributes natural herbal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, antiviral activity, and immune system defense; stress resistance; endurance; recovery from injury, illness, and exercise; and anti-aging properties. Our current dietary supplement formulations are carefully selected from the best sources worldwide, and proprietary methods are utilized to enhance the bioavailability of nutrients. Our products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, pain relief and improved appearance.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. None of the statements about our products have been approved by the Food and Drug Administration. These products are not intended to diagnose, treat, cure, or prevent any disease.

Additional information can be found at www.shopbioadaptives.com or in our SEC filings.

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company’s reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates as of the press release date, and subsequent events and developments may cause the Company’s estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates of its future financial performance as of any date after the date of this press release.

Contact

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com

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About BioAdaptives

BioAdaptives, Inc. develops and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, antiviral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best sources around the world and utilize proprietary methods of enhancing the bioavailability of nutrients. BioAdaptives’ current product line includes PrimiLungs™, PluriPain®, SleepEZ™, MindnMemory™ and Cell Rejuven™ for humans. The Company’s products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects and pain relief, as well as providing improvements in appearance. BioAdaptives’ wholly owned subsidiary, LiveStock Impact, Inc. markets Canine Regen All In One™, Equine All In One™ and Equine All In One Plus™ for dogs and horses. LiveStock Impact, Inc. is also positioned to develop and market botanical drugs.

BioAdaptives’ common shares trade in the OTC market under the symbol BDPT.  None of the statements about the Company’s products have been approved by the Food and Drug Administration.  These products are not intended to diagnose, treat, cure, or prevent any disease.

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company’s reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates as of the date of the press release, and subsequent events and developments may cause the Company’s estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates of its future financial performance as of any date after the date of this press release.

Contact

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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